Exhibit 10.1

FIRST AMENDMENT TO WARRANTS

THIS FIRST AMENDMENT TO WARRANTS (this “Amendment”) is dated January 7, 2010 by and among ATLAS PIPELINE PARTNERS, L.P. (the “Partnership”) and the Warrantholders (defined below) set forth herein. Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Warrants (defined below).

RECITALS

WHEREAS, on August 20, 2009, in connection with the private placement of common units representing limited partner interests of the Partnership (“Common Units”), the Partnership issued to several purchasers (each a “Warrantholder”, and collectively the “Warrantholders”) warrants to purchase an aggregate of 2,689,765 million of Common Units (each a “Warrant,” and collectively, the “Warrants”); and

WHEREAS, each Warrant contains terms, conditions and limitations that are identical to each other Warrant; and

WHEREAS, Section 17 of the Warrants provides that the Partnership may lower the Exercise Price without obtaining the written consent of a Warrantholder; and

WHEREAS, the Partnership wishes to temporarily lower the Exercise Price of the Warrants on the terms set forth herein and each Warrantholder wishes to exercise its Warrant at the exercise price and pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties, intending to be legally bound, hereto hereby agree as follows:

(a) AMENDMENT TO WARRANTS

(i) From January 8, 2010 until 5:00 P.M., New York City time, on January 12, 2010 (the “Amendment Termination Date”), the Exercise Price is hereby amended to equal $6.00 per unit (the “Amended Exercise Price”), which may be paid only in cash, certified check or wire transfer in accordance with Section 3 of the Warrants.

(ii) This Amendment shall terminate and no longer be of any force or effect after the Amendment Termination Date.

(b) AGREEMENT TO EXERCISE. Each Warrantholder hereby agrees to exercise its Warrant not later than the Amendment Termination Date for the full amount of Warrant Units set forth on such Warrant.

(c) COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners, GP, LLC, its General Partner

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

WARRANTHOLDER

By:
Name:
Title: